REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement"), dated as of April 5, 2004 (the "Agreement Date"), is among ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), each of the persons and entities listed on
Schedule 1 hereto (each, an "Investor").

                                   BACKGROUND

         A. The Company and the Investors (other than Burnham Hill Partners) have entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") as of the Agreement Date pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of Common Stock, par value $0.001 per share ("Common Stock"), of the Company (the "Shares").

         B. As additional consideration for the purchase of the Shares, pursuant to the Purchase Agreement, the Company shall issue to the Investors certain warrants to purchase shares of Common Stock, and, in consideration of services as placement agent, the Company shall issue to Burnham Hill Partners certain warrants to purchase shares of Common Stock (collectively, the "Warrants").

         C. A condition to the obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register the resale of the Shares.

                                    AGREEMENT

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties agree as follows:

1.        Definitions. For purposes of this Agreement, the term:

         (a) "Registrable Securities" means (a) the Shares and the Warrant Shares or other securities issued or issuable to each Investor or its transferee or designee (i) upon exercise of the Warrants, or (ii) upon any dividend or distribution with respect to, any exchange for or any replacement of the Shares, Warrants or Warrant Shares or (iii) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; (c) securities issued pursuant to Section 8 or
                  Section 9 of the Purchase Agreement, Section 9 or Section 10 of this Agreement or Section 3 of the Warrants and (d) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, or in reduction of the liquidation value of, any of the securities referred to in the preceding clauses.

         (b)      "Commission" means the Securities and Exchange Commission.

         (c) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

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         (d)      "Securities Act" means the Securities Act of 1933, as amended.

2.       Filing of Registration Statement.

                  (a) The Company shall prepare and file with the Commission a "shelf" registration statement (a "Registration Statement") on Form S-3 (or if such form is not available to the Company on another form appropriate for such registration in accordance herewith) covering all Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415, such Registration Statement to be filed by no later than June 30, 2004 (the "Target Filing Date"). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than 90 days after the Target Filing Date (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review) and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the second anniversary of the Agreement Date (the "Effectiveness Period"). Upon the initial filing thereof, the Registration Statement shall cover at least 100% of the Shares and 100% of the Warrant Shares. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Securities Act Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Not less than three business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall (i) furnish to counsel to SDS Management, LLC ("SDS"), copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such counsel, and (ii) at the request of any holder of Registrable Securities cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such prospectus or any amendments or supplements thereto to which the holders of a majority of the Registrable Securities or counsel to SDS shall reasonably object in writing within three business days after their receipt thereof.

                  (b) The Company shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to all Registrable Securities for the Effectiveness Period and to the extent any Registrable Securities are not included in such Registration Statement for reasons other than the failure of the Holder to comply with Section 4 hereof, shall prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any

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

         similar provisions then in force) promulgated under the Securities Act;
         (iii) respond as promptly as possible, and in no event later than 10 business days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible, upon request, provide counsel for SDS true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

                  (c) The Company shall notify the holders of Registrable Securities to be sold and counsel to SDS as promptly as possible (i) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed (but in no event in the case of this subparagraph (i), less than three business days prior to the date of such filing); (ii) when the Commission notifies the Company whether there will be a "review" of such Registration Statement; and (iii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and after the effectiveness thereof: (A) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (D) if the financial statements included in the Registration Statement become ineligible for inclusion therein or of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limitation to any remedies to which the Investors may be entitled under this Agreement, if any of the events described in Section 2(c)(iii) occur, the Company shall use its best efforts to respond to and correct the event.

                  (d) Each Investor acknowledges that the Registration Statement shall also register a significant amount of shares of Common Stock owned by other stockholders which have "piggy-back" registration rights under various agreements with the Company.

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
3.       Piggy-back Registration.

                  (a) Right to Piggy-back. If (but without any obligation to do so other than as provided above) the Company proposes to register any of shares of Common Stock in connection with any offering of shares of Common Stock pursuant to a registration statement under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) (a "Public Offering"), the Company shall promptly give each Investor written notice of such registration, at least 10 business days prior to the filing of any registration statement under the Securities Act. Upon the written request of the Investor given within 5 business days after delivery of such written notice by the Company, the Company shall, subject to the provisions of Section 3(b) below, use its best efforts to cause to be registered under the Securities Act on such registration statement all of the Registrable Securities that the Investor has requested to be registered.

                  (b) Underwriting. If the registration statement under which the Company gives notice under Section 3(a) is for an underwritten Public Offering, the Company shall so advise the Investor. The right of the Investor to registration pursuant to Section 3(a) above shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. The Investor shall (together with the Company and any other holders of Company securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of Sections 3(a), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting.

4. Furnish Information. It shall be a condition to the Company's obligations to take any action under this Agreement with respect to the Registrable Securities of any Investor that the Investor shall promptly furnish to the Company, upon request, such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as shall be necessary to effect the registration of their Registrable Securities. In that connection, each selling Investor shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

5. Delay of Registration. The Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of the terms of this Agreement.

6. Termination of Registration Rights. The Company shall have no obligation to register the Registrable Securities pursuant to this Agreement or otherwise following the end of the Effectiveness Period.

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

7.       Indemnification.

                  (a) To the extent permitted by law, the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading (collectively a "Violation"), provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Investor or officer, director, agent or controlling person thereof to the extent that any Loss arises out of or is based upon untrue statements, omissions or violations which occur in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Investor or officer, director or agent thereof or any controlling person.

                  (b) To the extent permitted by law, each Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), any underwriter, any other stockholder of the Company selling securities in such Registration Statement and any controlling person of any such underwriter or other stockholder, against any Losses, as incurred, arising out of or relating to any Violation in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor or officer, director, agent or controlling person thereof ; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the Investor shall be liable under this Section 7(b) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

8. Listing. The Company shall cause all Registrable Securities to be listed on any United States securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed and use its best efforts to maintain such listing.

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

9. Failure to File Registration Statement. The Company and the Investors agree that the Investors will suffer damages if the Registration Statement is not filed on or prior to the Target Filing Date and maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Investors further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not filed on or prior to the Target Filing Date, the Company shall pay in cash or in shares of Common Stock (at the Company's option) as liquidated damages for such failure and not as a penalty to each Investor an amount equal to two percent (2%) of the total purchase price such Investor paid for the Shares and Warrants purchased pursuant to the Purchase Agreement (the "Total Purchase Price") for each 30-day period until the Registration Statement has been filed with the Commission, which shall be pro rated for such periods less than 30 days (the "Late Filing Damages"). Payments to be made to an Investor pursuant to this
Section 9 shall be due and payable within 5 business days of any demand therefor by such Investor, but in no event more than once during any 30-day period. The parties agree that the Late Filing Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the Registration Statement is not filed on or prior to the Target Filing Date. If the Company elects to pay the Late Filing Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Late Filing Damages.

10. Failure of Registration Statement to Become Effective. The Company and the Investors agree that the Investors will suffer damages if the Registration Statement is not declared effective by the Commission on or prior to the ninetieth (90th) day following the Target Filing Date (the "Effectiveness Deadline"). The Company and the Investors further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective by the Commission prior to the Effectiveness Deadline, the Company shall pay in cash or in shares of Common Stock (at the Company's option) as liquidated damages for such failure and not as a penalty to each Investor an amount equal to (a) two percent (2%) of such Investor's Total Purchase Price for the first 30-day period following the Effectiveness Deadline (which shall be pro rated for such periods less than 30 days) and (b) one percent (1%) of such Investor's Total Purchase Price for each subsequent 30-day period (which shall be pro rated for such periods less than 30 days) (the "Non-Effectiveness Damages") until either (x) the Registration Statement is declared effective by the Commission or (y) the first anniversary of the Agreement Date. Payments to be made to an Investor pursuant to this
Section 10 shall be due and payable within 5 business days of any demand therefor by such Investor, but in no event more than once during any 30-day period. The parties agree that the Non-Effectiveness Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the Registration Statement is not declared effective on or prior to the ninetieth
(90th) day following the Target Filing Date. If the Company elects to pay the Non-Effectiveness Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Non-Effectiveness Damages.

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11.      Listing; Exchange Act Reports.

                  (a) The Company shall use commercially reasonable best efforts to list its Common Stock on the American Stock Exchange.

                  (b) With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                           (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                           (iii)furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
                           (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company to the extent any such report is not available on the Commission's website, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

12.      Miscellaneous.

                  (a) Governing Law. This Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of choice of law.

                  (b) Jurisdiction and Venue. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the county of San Diego, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the county of San Diego, California and each appellate court located in the state of California, in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the county of San Diego, California shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the county of San Diego, California any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

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                  (c) Entire Agreement. This Agreement embodies the entire
         agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile transmission (received at the facsimile machine to which it is transmitted prior to 5:00 p.m., local time, on a business day in the state of California, for the party to which it is sent), by courier or express delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

        if to the Company:                                   ADVENTRX Pharmaceuticals, Inc.
                                                             9948 Hibert Street, Suite 100
                                                             San Diego, CA  92131
                                                             Attention: Nicholas J. Virca
                                                             Facsimile: (858) 271-9678
        with a copy to (not to constitute notice):           Bingham McCutchen LLP
                                                             3 Embarcadero Center
                                                             San Francisco, CA  94111-4067
                                                             Attention: Henry D. Evans, Jr.
                                                             Facsimile: (415) 393-2286

        if to the Investor:                                  To the address set forth in Schedule 1 hereto.

                  (e) Amendments and Waivers. Any term of this Agreement may be amended, waived or departed from only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 12(e) shall be binding upon each party to this Agreement, whether or not such party has signed such amendment or waiver and the Company. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

                  (f) Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Investors shall be permitted to assign this Agreement to any person to whom it assigns or transfers the Warrants or Registrable Securities, other than in a public resale, in compliance with applicable securities laws. Any assignee must be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

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

                  (g) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

                  (h) Interpretation. The parties hereto acknowledge and agree that: (i) each party and such party's counsel has reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and
         (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

                  (i) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

                  (j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

                  (k) Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the American Stock Exchange and each other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing or photocopying prospectuses), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so

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

         desires such insurance, (v) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including, in the case of an underwritten offering, the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and legal counsel, and (vi) fees and expenses of the counsel to SDS, up to $5,000, in connection with any Registration Statement hereunder. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

                  (l) Counterparts and Facsimile Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or other electronic image transmission shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

                  (m) Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any such agreement. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by such agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor represents that it has been represented by its own separate legal counsel in its review and negotiation of this Agreement. For reasons of administrative convenience only, the Investors acknowledge and agree that they and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but Wiggin and Dana LLP does not represent any of the Investors in this transaction other than SDS (an affiliate of an Investor).

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVENTRX PHARMACEUTICALS, INC.


By: /s/ Nicholas J. Virca
   -------------------------

Name: Nicholas J. Virca
   -------------------------
Title: President and Chief Executive Officer

[Investor signature pages follow.]



           Company Signature page to the Registration Rights Agreement

INVESTORS:

Print Exact Name: [see attached schedule for list of investors party to this agreement]



By:_____________________________________________
Name:
Title:


                    [ADVENTRX Registration Rights Agreement]

                                   SCHEDULE 1

                                    INVESTORS

Alpha Capital AG
--------------------------------------------------------------------------------
Anasazi Partners III LLC
--------------------------------------------------------------------------------
Anasazi Partners III Offshore Fund Ltd.
--------------------------------------------------------------------------------
Andrew J. Maffey
--------------------------------------------------------------------------------
Bank Sal. Oppenheim jr. & Cie (Switzerland) Limited
--------------------------------------------------------------------------------
BayStar Capital II, L.P.
--------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.
--------------------------------------------------------------------------------
BSI New BioMedical Frontier (SICAV)
--------------------------------------------------------------------------------
BSI SA
--------------------------------------------------------------------------------
Capital Ventures International
--------------------------------------------------------------------------------
Castle Creek Healthcare Partners LLC
--------------------------------------------------------------------------------
Centrum Bank AG
--------------------------------------------------------------------------------
Christopher P. Baker
--------------------------------------------------------------------------------
Clariden Investments Ltd.
--------------------------------------------------------------------------------
Crescent International Ltd
--------------------------------------------------------------------------------
Crestview Capital Master, LLC
--------------------------------------------------------------------------------
E Todd Tracy
--------------------------------------------------------------------------------
Enable Growth Partners
--------------------------------------------------------------------------------
Gamma Opportunity Capital Partners, LP
--------------------------------------------------------------------------------
Gene Salkind, MD
--------------------------------------------------------------------------------
Greenwich Growth Fund Limited
--------------------------------------------------------------------------------
James Ladner
--------------------------------------------------------------------------------
JIBS Equities
--------------------------------------------------------------------------------
Kenneth Greif
--------------------------------------------------------------------------------
Laddcap Value Partners LP
--------------------------------------------------------------------------------
LB (Swiss) Privatbank AG
--------------------------------------------------------------------------------
Lilienthal Investment Foundation
--------------------------------------------------------------------------------
Longview Fund, LP
--------------------------------------------------------------------------------
Michael Loew
--------------------------------------------------------------------------------
North Sound Legacy Fund LLC
--------------------------------------------------------------------------------
North Sound Legacy Institutional Fund LLC
--------------------------------------------------------------------------------
North Sound Legacy International Ltd
--------------------------------------------------------------------------------
OTAPE Investments LLC
--------------------------------------------------------------------------------
Paul Scharfer
--------------------------------------------------------------------------------
Peter Levitch
--------------------------------------------------------------------------------
Platinum Long Term Growth
--------------------------------------------------------------------------------
ProMed Offshore Fund, Ltd.
--------------------------------------------------------------------------------
ProMed Partners II, L.P.
--------------------------------------------------------------------------------
ProMed Partners, L.P.
--------------------------------------------------------------------------------
RHP Master Fund, Ltd.
--------------------------------------------------------------------------------
Richard Reiss
--------------------------------------------------------------------------------
Ritchie Long/Short Trading Ltd.
--------------------------------------------------------------------------------
Robert J. and Sandra S. Neborsky JTWROS
--------------------------------------------------------------------------------
Robert J. Neborsky, MD, Inc. Combination Retirement Trust U/T/A 11/30/82
--------------------------------------------------------------------------------
Robert Wexler
--------------------------------------------------------------------------------
Roland Hartman
--------------------------------------------------------------------------------
Saad Investments Company Limited
--------------------------------------------------------------------------------
Schroder & Co Bank AG
--------------------------------------------------------------------------------
SDS Capital Group SPC, Ltd.
--------------------------------------------------------------------------------
Sean M. Quinn
--------------------------------------------------------------------------------
SF Capital Partners Ltd.
--------------------------------------------------------------------------------
Stonestreet LP
--------------------------------------------------------------------------------
Sunrise Overseas, Ltd.
--------------------------------------------------------------------------------
TCMP3 Partners
--------------------------------------------------------------------------------
Wayne Saker
--------------------------------------------------------------------------------
Whalehaven Fund Limited
--------------------------------------------------------------------------------
William B. Newman
--------------------------------------------------------------------------------
Xmark Fund, L.P.
--------------------------------------------------------------------------------
Xmark Fund, LTD